UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
January 22, 2010
Date of Report (Date of earliest event reported)
Kansas City Southern de México, S.A. de C.V.
(formerly known as TFM, S.A. de C.V.)
(Exact Name of Registrant as Specified in Its Charter)

México (State or Other Jurisdiction of Incorporation)	333-08322 (Commission File Number)	N/A (IRS Employer Identification No.)
Montes Urales 625
Lomas de Chapultepec
11000 México, D.F.
México
(Address of Principal Executive Offices)
+ (5255) 9178-5852
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Indenture
On January 22, 2010, Kansas City Southern de México, S.A. de C.V. (the “Company” or “KCSM”), a wholly-owned subsidiary of Kansas City Southern, entered into an indenture (the “Indenture”) with U.S. Bank National Association, as trustee and paying agent, pursuant to which the Company issued $300.0 million principal amount of 8% Senior Notes due 2018 (the “Notes”). See the discussion below under Item 2.03 for a description of the material terms and conditions of the Indenture.
Registration Rights Agreement
On January 22, 2010, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the placement agents (the “Placement Agents”) engaged in the offering of the Notes. Pursuant to the terms of the Registration Rights Agreement, the Company agreed, for the benefit of the holders of the Notes, at the cost of the Company, to use its reasonable best efforts to:
(i) file a registration statement with respect to a registered offer to exchange the Notes for new exchange notes having terms identical in all material respects to the Notes (except that the exchange notes will not contain transfer restrictions); and
(ii) complete the registered exchange offer within 360 days after the January 22, 2010 closing date of the offering of the Notes.
Promptly after the exchange registration statement has been declared effective, the Company will commence the registered exchange offer.
The above description of the Registration Rights Agreement is qualified in its entirety by reference to the terms of that agreement attached hereto as Exhibit 4.2.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Notes are unsecured and unsubordinated obligations of the Company and will rank equally with all of its current and future unsecured and unsubordinated indebtedness, and senior to all of its subordinated debt. The Notes effectively rank junior to all of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness. The Notes are not guaranteed by any of the Company’s subsidiaries and are therefore effectively subordinated to all liabilities of the Company’s subsidiaries.
The Notes bear interest at a rate of 8% per annum. Interest is payable semiannually on February 1 and August 1 of each year, beginning on August 1, 2010, to persons who are the registered holders of the Notes at the close of business on the immediately preceding January 15 and July 15, respectively.
The Indenture limits the ability of the Company and its restricted subsidiaries, as applicable, to incur indebtedness, make restricted payments, create restrictions on dividend and certain other payments by restricted subsidiaries, issue and sell capital stock of restricted subsidiaries, permit the issuances of guarantees by restricted subsidiaries, enter into transactions with affiliates, incur liens, enter into sale-leaseback transactions, and sell assets, in each case subject to certain qualifications set forth in the Indenture.
In the event of a Change of Control (as defined in the Indenture), the Company must commence, within 30 days of the occurrence of the Change of Control, and consummate an offer to purchase all the Notes then outstanding at the purchase price set forth in the Indenture.
In addition, under the Indenture, the Notes may be declared immediately due and payable by the trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding if any of certain events of default occur and are continuing under the Indenture. Subject to certain qualifications and applicable grace periods as set forth under the Indenture, the events of default include the following:
•	the Company fails to pay the principal or any premium on a Note on its due date;

•	the Company fails to pay interest on a Note within 30 days of its due date;
•	the Company defaults in the performance of or breach of the provisions of the Indenture applicable to mergers, consolidations, and transfers of substantially all assets or failure to make an offer to purchase the Notes in connection with related covenants;

•	the Company remains in breach of any other covenant or agreement of the Indenture for 60 days after its receipt of written notice of such failure;

•	the acceleration of, or failure to make a final principal payment due at maturity under, other indebtedness of the Company or its significant subsidiaries in the amount of $25.0 million or more;

•	any final judgment or order for payment in excess of $35.0 million, that is not covered by insurance, is rendered against the Company or a significant subsidiary and remains unpaid; and

•	the concession title under which the Company operates rail lines ceases to grant the Company rights originally provided therein, such rights become non-exclusive or the rail lines are repossessed for a period of more than 90 days.
In addition, subject to certain qualifications and applicable grace periods as set forth under the Indenture, any of the following events of default result in the Notes becoming immediately due and payable without any act on the part of the trustee or any holder:
•	a court orders bankruptcy, insolvency or similar relief, appoints a receiver or liquidator or requires winding-up or liquidation with respect to the Company or any significant subsidiary;

•	the Company or any significant subsidiary commences a voluntary bankruptcy proceeding, consents to the appointment of a receiver or liquidator or effects an assignment for the benefit of creditors; and

•	the concession title under which the Company operates rail lines is terminated.
The Notes will mature on February 1, 2018. However, the Company, at its option, may redeem the Notes in whole at any time or in part from time to time, on and after February 1, 2014, upon not less than 30 nor more than 60 days’ notice, at the redemption prices set forth in the Indenture. Subject to certain conditions, up to 35% of the principal amount of the Notes is redeemable prior to February 1, 2013, at the redemption price set forth in the Indenture. In addition, the Notes are redeemable, in whole but not in part, at the Company’s option at 100% of their principal amount, together with accrued interest and other amounts required under the Indenture, in the event of certain changes in the Mexican withholding tax rate.
This announcement is not an offer to sell the Notes. The Notes have not been registered under the Securities Act, and the foregoing may not be offered or sold in the United States absent registration or the availability of an applicable exemption from registration.
The above description of the Indenture is qualified in its entirety by reference to the terms of that agreement attached hereto as Exhibit 4.1.

Item 7.01 Regulation FD Disclosure.
Kansas City Southern de México (“KCSM” or the “Company”), a wholly-owned subsidiary of Kansas City Southern (“KCS”), is furnishing under Item 7.01 of this Current Report on Form 8-K the following information. On January 25, 2010, Oscar del Cueto Cuevas, the Vice President of Operations for KCSM, was cited by various media sources regarding statements made at Railtec 2010 in Monterrey, Mexico.
Mr. del Cueto was cited in a Bloomberg Market Magazine article titled “Mexico Railroad Rights Dispute Is Close to Solution,” referring to KCSM as follows:
“Kansas City Southern will increase investments in Mexico 15 percent this year to $121 million, mostly to improve infrastructure, del Cueto said. Cargo volumes for the company may rise 10 percent this year after a 24 percent decline in 2009, he said.”
Mr. del Cueto was also cited in Bloomberg Market Magazine article “Kansas City Southern De Mexico to Invest $121 Million in 2010,” as follows:
“Kansas City Southern de Mexico, the Mexican rail unit of Kansas City Southern, plans to invest $121 million in 2010, said Oscar del Cueto, vice president of operations in Mexico.
The company will invest $80 million of the total budget in infrastructure, Del Cueto said during a railroad conference in Monterrey.”
Mr. del Cueto was also cited in other media sources and articles disclosing the same information. By furnishing these statements under Item 7.01, the Company is not confirming the accuracy of these statements attributed to Mr. del Cueto.

Item 8.01 Other Events.
On January 22, 2010, Kansas City Southern issued a news release announcing that the Company had accepted for purchase tenders of $290 million aggregate principal amount of its 9⅜% Senior Notes due 2012 (the “2012 Senior Notes”). The 2012 Senior Notes accepted for payment were tendered on or prior to the early tender time deadline of 5:00 p.m., New York City time, January 21, 2010, pursuant to the previously-announced tender offer for the 2010 Senior Notes. A copy of the news release is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.
4.1	Indenture, dated January 22, 2010, between Kansas City Southern de México, S.A. de C.V., and U.S. Bank National Association, as trustee and paying agent.

4.2	Registration Rights Agreement, dated January 22, 2010, between Kansas City Southern de México, S.A. de C.V., and Banc of America Securities LLC, J.P. Morgan Securities Inc., Scotia Capital (USA) Inc., BBVA Securities Inc. and BMO Capital Markets Corp.

99.1	News Release issued by Kansas City Southern, dated January 22, 2010, entitled “KCS Announces Acceptance and Payment for Early Tender from Holders of KCSM’s 9.375% Senior Notes Due 2012,” is attached hereto as Exhibit 99.1.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Kansas City Southern de México, S.A. de C.V.
January 28, 2010	By:	/s/ Michael W. Upchurch
Michael W. Upchurch
Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit Number	Description of Document
4.1	Indenture, dated January 22, 2010, between Kansas City Southern de México, S.A. de C.V., and U.S. Bank National Association, as trustee and paying agent.

4.2	Registration Rights Agreement, dated January 22, 2010, between Kansas City Southern de México, S.A. de C.V., and Banc of America Securities LLC, J.P. Morgan Securities Inc., Scotia Capital (USA) Inc., BBVA Securities Inc. and BMO Capital Markets Corp.

99.1	News Release issued by Kansas City Southern, dated January 22, 2010, entitled “KCS Announces Acceptance and Payment for Early Tender from Holders of KCSM’s 9.375% Senior Notes Due 2012,” is attached hereto as Exhibit 99.1.